UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 12, 2026
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2026, as a result of a reduction in the number of directors that certain stockholders are entitled to designate for election to the Board of Directors (the “Board”) of Sotera Health Company (the “Company”), Constantine S. Mihas notified the Board of his intention to resign as a Class I director, effective March 16, 2026. Mr. Mihas’ resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.
On March 15, 2026, the Board appointed Kenneth D. Krause as a Class I director of the Board, effective March 16, 2026.
Mr. Krause has served as Executive Vice President and Chief Financial Officer of Rollins, Inc. (“Rollins”), a global consumer and commercial pest control services company, since September 2022. In 2024, his role expanded to include oversight of Rollins’ International Brands. During his tenure at Rollins, he has led modernization initiatives that have driven improvements in growth, profitability, capital allocation and access to capital, enabling strong shareholder returns. Prior to joining Rollins, Mr. Krause served as Senior Vice President, Chief Financial Officer, Chief Strategy Officer and Treasurer of MSA Safety Incorporated (“MSA Safety”) from December 2015 to September 2022, after holding positions of increasing responsibility in the finance function at MSA Safety from 2006 to 2015. At MSA Safety, he led value creation initiatives that drove transformational change in the growth and profitability profile of the company. Earlier in his career, Mr. Krause served as a Senior Manager in the audit practice of KPMG LLP. He holds a Bachelor of Science in Business Administration in Accounting from Slippery Rock University and an M.B.A. from the University of Pittsburgh Katz Graduate School of Business and is a Certified Public Accountant (inactive) in Pennsylvania. Mr. Krause will serve as a member of the Audit Committee and the Litigation Committee of the Board.
Mr. Krause is entering into a customary indemnification agreement with the Company in connection with his appointment as a director, consistent with those entered into with the Company’s other directors, pursuant to which the Company agrees to provide indemnification and advancement of expenses to the fullest extent permitted by law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws. Mr. Krause has been deemed to be “independent” in accordance with Rule 5605(a)(2) of the Nasdaq Listing Rules. There is no arrangement or understanding between Mr. Krause and any other persons pursuant to which Mr. Krause was appointed to serve on the Board. Additionally, there are no reportable transactions between Mr. Krause and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. As a director of the Company, Mr. Krause will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 10, 2025, as amended and supplemented, which generally consists of an annual cash retainer for Board service and an annual grant of restricted stock units.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: March 16, 2026	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer